INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Hampshire Group, Limited and subsidiaries (the "Company") on Form S-8 / S-3 of our report dated March 8, 2000, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



DELOITTE & TOUCHE LLP

/s/ Deloitte & Touche LLP
-------------------------
Greenville, South Carolina

January 16, 2001